Exhibit 99.1

Violin Memory Announces Fourth Quarter and Fiscal Year 2015 Financial Results

SANTA CLARA, Calif.--(BUSINESS WIRE)--March 5, 2015--Violin Memory®, Inc., (NYSE:VMEM), a leading provider of award-winning all-flash storage arrays and appliances delivering application solutions for the enterprise, today announced financial results for the fourth fiscal quarter and full fiscal year ended January 31, 2015.

Fourth Quarter Fiscal 2015 Financial Highlights

  Fourth quarter fiscal 2015 revenue of $20.5 million
  Fourth quarter fiscal 2015 GAAP1 gross margin of (50%)
  Fourth quarter fiscal 2015 non-GAAP2 gross margin of 50%
  Fourth quarter fiscal 2015 GAAP net loss of $0.50 per share
  Fourth quarter fiscal 2015 non-GAAP net loss of $0.19 per share

Fiscal Year 2015 Financial Highlights

  Fiscal year 2015 revenue of $79.0 million
  Fiscal year 2015 GAAP1 gross margin of 26%
  Fiscal year 2015 non-GAAP2 gross margin of 52%
  Fiscal year 2015 GAAP net loss of $1.20 per share
  Fiscal year 2015 non-GAAP net loss of $0.84 per share

“We are seeing a rapid transition to our new Flash Storage Platform, affecting fourth quarter revenue as we experienced some related customer timing issues,” said Kevin DeNuccio, president and chief executive officer, Violin Memory. “Despite lower than expected revenue, our strong focus on financial management contributed to a bottom line result that exceeded the consensus earnings estimate3.

“Over the last four quarters, we have fundamentally transformed Violin into an agile innovator with the people, technology and financial strength to lead the enterprise migration from disk to flash for primary storage, which represents a $15 billion addressable market. Looking forward, we're confident in our ability to grow 10% or more on a sequential quarterly basis in fiscal 2016," added DeNuccio.

Fourth Quarter Fiscal 2015 Financial Results

Fourth quarter fiscal 2015 revenue was $20.5 million, 6% lower sequentially compared to $21.7 million reported in the third quarter of fiscal 2015, and 27% lower compared to $28.0 million reported in the fourth quarter of fiscal year 2014.

Fourth quarter fiscal 2015 GAAP gross margin was (50%) compared to 51% reported in the third quarter of fiscal 2015 and compared to 22% reported in the fourth quarter of fiscal year 2014.

Fourth quarter fiscal 2015 non-GAAP gross margin was 50% compared to 54% reported in the third quarter of fiscal 2015 and compared to 56% reported in the fourth quarter of fiscal year 2014.

Fourth quarter fiscal 2015 GAAP net loss was $46.8 million, or $0.50 per share, compared to third quarter fiscal 2015 GAAP net loss of $23.5 million, or $0.25 per share and compared to fourth quarter fiscal 2014 GAAP net loss of $56.5 million, or $0.69 per share.

Fourth quarter fiscal 2015 GAAP net loss included a net charge of $28.7 million from special items, including inventory provisions due to product transitions of $19.9 million, stock-based compensation expense of $5.3 million, impairment of a cost method investment of $3.5 million and amortization of acquired intangibles of $0.1 million.

Excluding special items, fourth quarter fiscal 2015 non-GAAP net loss was $18.1 million, or $0.19 per share, compared to third quarter fiscal 2015 non-GAAP net loss of $17.8 million, or $0.19 per share, and compared to fourth quarter fiscal 2014 non-GAAP net loss of $23.5 million, or $0.28 per share.

Cash and cash equivalents, restricted cash, and short-term investments totaled $156.2 million as of fiscal 2015 year-end.

Fiscal Year 2015 Financial Results

Fiscal year 2015 revenue was $79.0 million, 27% lower compared to $107.7 million reported for fiscal year 2014.

Fiscal year 2015 GAAP gross margin was 26% compared to 40% reported in fiscal year 2014. Fiscal year 2015 non-GAAP gross margin was 52% compared to 50% reported in fiscal year 2014.

Fiscal year 2015 GAAP net loss was $108.9 million, or $1.20 per share, compared to fiscal year 2014 GAAP net loss of $149.8 million, or $3.88 per share.

Fiscal year 2015 GAAP net loss included a net charge of $32.9 million from special items, including stock-based compensation expense of $23.0 million, inventory provisions due to product transitions of $19.4 million, a gain on the sale of our PCIe product line of $17.4 million, restructuring charges of $3.1 million, impairment of cost method investment of $3.5 million, litigation settlement of $0.7 million, loss on extinguishment of debt of $0.4 million and amortization of acquired intangibles of $0.4 million.

Excluding special items, fiscal year 2015 non-GAAP net loss was $76.0 million, or $0.84 per share, compared to fiscal year 2014 non-GAAP net loss of $97.9 million, or $2.54 per share.

Business Outlook

The Company will provide first quarter fiscal year 2016 guidance during today’s conference call. Guidance will be posted on Violin Memory’s investor relations website at investor.violin-memory.com following the conclusion of the conference call.

All forward-looking non-GAAP measures exclude estimates for stock-based compensation expense, amortization of acquired intangibles, restructuring and related costs, impairment charges, litigation settlements and resolutions, and gain or loss on equity investments. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

1 Generally Accepted Accounting Principles.

2 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

3 Consensus earnings estimate refers to non-GAAP net loss per share for the fourth quarter of fiscal 2015 as published by FactSet Research Systems Inc.

Violin Memory Conference Call Information

Violin Memory will host a conference call today at 2:00 p.m. pacific time to discuss financial results and business highlights. This call will be webcast and can be accessed via the Violin Memory website at investor.violin-memory.com. A replay will be available following the call on the same website for one week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) using ID # 81331844.

Non-GAAP Financial Measures

To supplement the reader's overall understanding of both its reported results presented in accordance with U.S. generally accepted accounting principles ("GAAP") and its outlook, the Company also presents non-GAAP measures of gross profit, gross margin, operating expenses, net loss and net loss per share. The Company uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors as a supplement to GAAP measures in evaluating its ongoing operational performance and trends. As the calculation of non-GAAP financial measures differs between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. As a result, the Company does not use, nor does it intend to use, the non-GAAP financial measures when assessing the Company's performance against that of other companies.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

The Company defines non-GAAP gross profit, operating expenses, net loss and net loss per share as the respective GAAP balances, adjusted for stock-based compensation expense, inventory provisions due to product transitions, gain on sale of our PCIe product line, restructuring charges, impairment of cost method investments, litigation settlement, loss on extinguishment of debt and amortization of acquired intangibles.

This press release contains forward-looking non-GAAP financial information. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to an inability to make accurate projections and estimates related to certain information needed to calculate, for example, future stock-based compensation expense.

Forward Looking Statements

“This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the following: the transition to the Company’s new Flash Storage Platform; the Company’s ability to lead the enterprise migration from disk to primary storage; the size of the primary storage market; the Company’s ability to grow 10% or more on a sequential quarterly basis in fiscal year 2016; and the Company’s business plans and strategy. There are a number of risks and uncertainties that could affect the Company’s performance and financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s quarterly report on Form 10-Q for the third quarter of fiscal year 2015, which was filed with the U.S. Securities and Exchange Commission, and which is available on the Company’s investor relations website at investor.violin-memory.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Violin Memory, Inc.

Business in a Flash. Violin Memory transforms the speed of business with high performance, always available, low cost management of critical business information and applications. Violin’s All Flash optimized solutions accelerate breakthrough CAPEX and OPEX savings for building the next generation data center. Violin’s Flash Fabric Architecture™ (FFA) speeds data delivery with chip-to-chassis performance optimization that achieves lower consistent latency and cost per transaction for Cloud, Enterprise and Virtualized mission-critical applications. Violin's All Flash Arrays and Appliances, and enterprise data management software solutions enhance agility and mobility while revolutionizing data center economics. Founded in 2005, Violin Memory is headquartered in Santa Clara, California. For more information, visit. Follow us on Twitter at twitter.com/violinmemory

All Violin Memory news releases (financial, acquisitions, manufacturing, products, technology, etc.) are issued exclusively by Business Wire and are immediately thereafter posted on the company's external website, www.violin-memory.com. Violin, Violin Memory and the Violin Memory logo are trademarks of Violin Memory, Inc. in the U.S. and other countries.

VIOLIN MEMORY, INC.
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share data)

	Three Months Ended			Year Ended
	January 31,	October 31,	January 31,	January 31,	January 31,
	2015	2014	2014	2015	2014

Revenue:
Product revenue	$14,530	$16,887	$20,832	$58,378	$88,321
Service revenue	5,990	4,842	7,215	20,597	19,335
Total revenue	20,520	21,729	28,047	78,975	107,656
Cost of revenue:
Cost of product revenue (1)	8,373	8,477	10,480	30,921	47,773
Inventory provisions due to product transitions	19,928	-	9,154	19,457	9,154
Cost of service revenue (1)	2,421	2,099	2,142	8,389	7,846
Total cost of revenue	30,722	10,576	21,776	58,767	64,773
Gross profit	(10,202)	11,153	6,271	20,208	42,883
Operating expenses:
Sales and marketing (1)	14,871	15,660	22,929	61,871	81,104
Research and development (1)	10,724	12,537	18,898	52,091	73,743
General and administrative (1)	4,769	4,890	14,845	20,645	29,622
Gain on sale of PCIe product line	-	-	-	(17,448)	-
Restructuring charges	-	-	4,869	3,062	4,869
Litigation settlement	-	-	-	652	350
Total operating expenses	30,364	33,087	61,541	120,873	189,688
Loss from operations	(40,566)	(21,934)	(55,270)	(100,665)	(146,805)
Other expense, net	(4,421)	(427)	(1,086)	(4,910)	(1,389)
Interest and other financing expense	(1,791)	(1,122)	(137)	(3,205)	(1,539)
Loss before income taxes	(46,778)	(23,483)	(56,493)	(108,780)	(149,733)
Income taxes	43	44	31	123	76
Net loss	$(46,821)	$(23,527)	$(56,524)	$(108,903)	$(149,809)
Net loss per share of common stock, basic and diluted	$(0.50)	$(0.25)	$(0.69)	$(1.20)	$(3.88)
Shares used in computing net loss per share of common stock, basic and diluted	93,611	92,373	82,514	90,959	38,591
(1) Includes stock-based compensation expense as follows:
Cost of product revenue	$104	$156	$24	$718	$100
Cost of service revenue	268	210	114	658	889
Sales and marketing	879	1,291	4,963	4,792	10,344
Research and development	1,729	1,735	2,452	9,570	6,900
General and administrative	2,277	1,861	10,647	7,228	18,166
	$5,257	$5,253	$18,200	$22,966	$36,399

VIOLIN MEMORY, INC.
Condensed Consolidated Balance Sheets
(Unaudited; in thousands)

	January 31, 2015	January 31, 2014
Assets
Current assets:
Cash and cash equivalents	$93,432	$40,273
Restricted cash	2,300	-
Short-term investments	60,483	59,106
Accounts receivable, net	15,080	21,055
Inventory	10,322	39,653
Other current assets	5,949	6,154
Total current assets	187,566	166,241
Property and equipment, net	9,863	13,653
Intangibles and other assets	10,806	4,769
	$208,235	$184,663

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$10,000	$-
Accounts payable	11,065	18,389
Accrued liabilities	18,024	37,315
Deferred revenue	15,635	13,480
Total current liabilities	54,724	69,184
Deferred revenue, noncurrent	10,398	11,755
Long-term liabilities	1,707	-
Convertible senior notes	120,000	-
Total liabilities	186,829	80,939

Stockholders’ equity:
Preferred stock	-	-
Common stock	9	8
Additional paid-in capital	482,674	456,223
Accumulated other comprehensive income	248	115
Accumulated deficit	(461,525)	(352,622)
Total stockholders’ equity	21,406	103,724
	$208,235	$184,663

VIOLIN MEMORY, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Year Ended
	January 31,	January 31,
	2015	2014

Cash flows from operating activities:
Net loss	$(108,903)	$(149,809)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,961	12,552
Gain on sale of PCIe product line	(17,448)	-
Accretion of debt issuance costs to interest expense	1,011	175
Inventory provisions due to product transitions	19,457	9,154
Provision for excess and obsolete inventory	1,504	1,819
Impairment of assets	3,470	1,965
Stock-based compensation	22,966	36,399
Changes in operating assets and liabilities, net:
Accounts receivable	5,975	957
Inventory	9,076	(24,339)
Other assets	531	(932)
Accounts payable	(11,804)	2,881
Accrued liabilities	(17,097)	15,413
Deferred revenue	798	12,217
Net cash used in operating activities	(79,503)	(81,548)

Cash flows from investing activities:
Purchase of property and equipment	(11,745)	(9,300)
Proceeds from sale of PCIe product line	23,000	-
Increase in restricted cash	(2,300)	-
Purchase of cost method investments	-	(604)
Purchase of investments	(57,396)	(66,224)
Maturity of investments	56,017	7,129
Net cash provided by (used in) investing activities	7,576	(68,999)

Cash flows from financing activities:
Proceeds from issuance of convertible notes, net of issuance costs	115,397	5,160
Proceeds from issuance of convertible preferred stock, net of issuance costs	-	20,953
Proceeds from sale of common stock, net of issuance costs	908	147,870
Proceeds from debt and line of credit, net of facility set-up costs	46,776	20,078
Repayment of debt and line of credit	(37,326)	(20,500)
Proceeds from exercise of common stock options and restricted stock, net	3,169	610
Repurchase of unvested portion of common stock	-	(388)
Taxes paid related to net share settlement of equity awards	(3,971)	(341)
Net cash provided by financing activities	124,953	173,442
Effect of exchange rates on cash and cash equivalents	133	-
Net increase in cash and cash equivalents	53,159	22,895
Cash and cash equivalents at beginning of year	40,273	17,378
Cash and cash equivalents at end of period	$93,432	$40,273

VIOLIN MEMORY, INC.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited; in thousands, except per share data)

	Three Months Ended			Year Ended
	January 31,	October 31,	January 31,	January 31,	January 31,
	2015	2014	2014	2015	2014

Gross profit (GAAP)	$(10,202)	$11,153	$6,271	$20,208	$42,883
Stock-based compensation	372	366	138	1,376	989
Inventory provisions due to product transitions	19,928	-	9,154	19,457	9,154
Amortization of acquired intangibles	74	111	111	407	444
Gross profit (Non-GAAP)	$10,172	$11,630	$15,674	$41,448	$53,470

Operating expenses (GAAP)	$30,364	$33,087	$61,541	$120,873	$189,688
Stock-based compensation	(4,885)	(4,887)	(18,062)	(21,590)	(35,410)
Gain on sale of PCIe product line	-	-	-	17,448	-
Restructuring charges	-	-	(4,869)	(3,062)	(4,869)
Litigation settlement	-	-	-	(652)	(350)
Operating expenses (Non-GAAP)	$25,479	$28,200	$38,610	$113,017	$149,059

Net loss (GAAP)	$(46,821)	$(23,527)	$(56,524)	$(108,903)	$(149,809)
Stock-based compensation	5,257	5,253	18,200	22,966	36,399
Inventory provisions due to product transitions	19,928	-	9,154	19,457	9,154
Restructuring charges	-	-	4,869	3,062	4,869
Loss on debt extinguishment	-	372	-	372	-
Amortization of acquired intangibles	74	111	111	407	444
Litigation settlement	-	-	-	652	350
Gain on sale of PCIe product line	-	-	-	(17,448)	-
Impairment of cost method investment	3,470	-	734	3,470	734
Net loss (Non-GAAP)	$(18,092)	$(17,791)	$(23,456)	$(75,965)	$(97,859)

Net loss per common share, basic and diluted (GAAP)	$(0.50)	$(0.25)	$(0.69)	$(1.20)	$(3.88)
Stock-based compensation	0.06	0.06	0.22	0.25	0.94
Inventory provisions due to product transitions	0.21	-	0.11	0.21	0.23
Restructuring charges	-	-	0.06	0.03	0.13
Loss on debt extinguishment	-	-	-	-	-
Amortization of acquired intangibles	-	-	0.01	0.01	0.01
Litigation settlement	-	-	-	0.01	0.01
Gain on sale of PCIe product line	-	-	-	(0.19)	-
Impairment of cost method investment	0.04	-	0.01	0.04	0.02
Net loss per common share, basic and diluted (Non-GAAP)	$(0.19)	$(0.19)	$(0.28)	$(0.84)	$(2.54)

CONTACT:
Violin Memory, Inc.
Investor Relations
Bonnie Mott, 650-396-1525
ir@vmem.com
or
US Press Contact
Walt & Company
Stephanie Johnson, 408-369-7200 ext. 1048
sjohnson@walt.com